Exhibit 99.1

Unaudited Pro Forma Combined Financial Information

The Unaudited Pro Forma Combined Financial Information includes Unaudited Pro Forma Combined Statements of Income of Omnicare, Inc. (the “Company”) for the nine months ended September 30, 2005 and the year ended December 31, 2004, giving effect to the acquisition of NeighborCare, Inc. (“NeighborCare”) as if it had occurred on January 1, 2004.

The Unaudited Pro Forma Combined Statement of Income, for the nine months ended September 30, 2005, has been prepared by the Company based on the consolidated financial statements of the Company, included in its Form 10-Q/A for the period ended September 30, 2005, and the NeighborCare, Inc., unaudited statement of operations for the period from January 1, 2005 to July 27, 2005. The Unaudited Pro Forma Combined Statement of Income, for the twelve months ended December 31, 2004, has been prepared by the Company based on the consolidated financial statements of the Company, included in its Form 10-K for the fiscal year ended December 31, 2004, and NeighborCare, Inc., included in its Form 10-K for the fiscal year ended September 30, 2004. The pro forma information is presented for illustration purposes only and does not purport to be indicative of the combined results of operations that actually would have occurred if the acquisition of NeighborCare, Inc. had been effected at the date indicated, or to project future financial condition or results of operations for any future period. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by the Company’s management as a result of the acquisition. The pro forma information should be read in conjunction with the Company’s consolidated financial statements and related notes thereto included in its Form 10-K for the year ended December 31, 2004 and its Form 10-Q/A for the period ended September 30, 2005; and the consolidated financial statements of NeighborCare, Inc. and related notes thereto, included in its Form 10-K for the year ended September 30, 2004, and subsequent Form 10-Q and Form 8-K filings for subsequent interim periods.

Omnicare, Inc. and Subsidiary Companies

Pro Forma Combined Statement of Income

Unaudited

For The Nine Months Ended September 30, 2005

(In thousands, except per share data)

	Historical Omnicare, Inc. (1)	Historical NeighborCare, Inc. (2)	Pro Forma Adjustments		Pro Forma Omnicare, Inc.
Sales	$3,652,268	$927,649	$—		$4,579,917
Reimbursable out-of-pockets	22,252	—	—		22,252

Total net sales	3,674,520	927,649	—		4,602,169
Cost of sales	2,747,027	754,638	(29,568	)(a1)	3,472,097
Reimbursed out-of-pocket expenses	22,252	—	—		22,252

Total direct costs	2,769,279	754,638	(29,568)		3,494,349

Gross profit	905,241	173,011	29,568		1,107,820
Selling, general and administrative expenses	527,724	144,167	29,568	(a1)	706,419
			4,960	(b)
Restructuring and other related charges	8,950	—	—		8,950
Strategic planning, severance and other operating items	—	266	—		266
Takeover defense expenses	—	6,901	—		6,901

Operating income	368,567	21,677	(4,960)		385,284
Investment income	3,456	—	—		3,456
Interest expense	(87,215)	(10,833)	(32,881	)(c)	(130,929)
Other expense	—	(2,652)	—		(2,652)

Income before income taxes	284,808	8,192	(37,841)		255,159 (e)
Income taxes	106,582	12,595	(23,690	)(d)	95,487

Net income	$178,226	$(4,403)	$(14,151)		$159,672

Earnings per common share:
Basic	$1.74				$1.56

Diluted	$1.67				$1.50

Weighted average number of common shares outstanding:
Basic	102,481				102,481

Diluted	107,593				107,593

The Notes to Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

Omnicare, Inc. and Subsidiary Companies

Pro Forma Combined Statement of Income

Unaudited

For The Twelve Months Ended December 31, 2004

(In thousands, except per share data)

	Historical Omnicare, Inc. (3)	Historical NeighborCare, Inc. (4)	Pro Forma Adjustments		Pro Forma Omnicare, Inc.
Sales	$4,101,224	$1,443,583	$—		$5,544,807
Reimbursable out-of-pockets	18,667	—	—		18,667

Total net sales	4,119,891	1,443,583	—		5,563,474
Cost of sales	3,070,856	1,137,218	(40,901	)(a1)	4,167,173
Reimbursed out-of-pocket expenses	18,667	—	—		18,667

Total direct costs	3,089,523	1,137,218	(40,901)		4,185,840

Gross profit	1,030,368	306,365	40,901		1,377,634
Selling, general and administrative expenses	587,932	195,603	67,587	(a1)(a2)	861,413
			10,291	(b)
Depreciation and amortization	—	26,686	(26,686	)(a2)	—
Strategic planning, severance and other operating items	—	45,598	—		45,598
Takeover defense expenses	—	18,223	—		18,223

Operating income	442,436	20,255	(10,291)		452,400
Investment income	3,184	—	—		3,184
Interest expense	(70,421)	(19,018)	(86,513	)(c)	(175,952)
Other expense	—	(4,457)	—		(4,457)

Income before income taxes	375,199	(3,220)	(96,804)		275,175 (e)
Income taxes	139,188	3,372	(40,481	)(d)	102,079

Income (loss) from continuing operations	$236,011	$(6,592)	$(56,323)		$173,096

Earnings per common share:
Basic	$2.29				$1.68

Diluted	$2.17				$1.61

Weighted average number of common shares outstanding:
Basic	103,238				103,238

Diluted	112,819				112,819

The Notes to Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

Omnicare, Inc. and Subsidiary Companies

Notes to Pro Forma Combined Financial Information

Unaudited

(In thousands, except ratio)

Historical Data:

(1)	This column is derived from the unaudited consolidated financial statements of Omnicare, Inc. (the “Company”) for the nine months ended September 30, 2005. The results of NeighborCare, Inc. (“NeighborCare”) are included in the Company’s consolidated results from the date of acquisition of July 28, 2005.

(2)	This column is derived from NeighborCare’s unaudited statement of operations for the period from January 1, 2005 to July 27, 2005.

(3)	This column is derived from the audited consolidated financial statements of the Company for the year ended December 31, 2004.

(4)	This column is derived from the audited consolidated financial statements of NeighborCare for the year ended September 30, 2004.

Pro Forma Adjustments:

(a)	To reclassify historical NeighborCare balances to conform with the Company’s presentation, which includes the following:

(a1)	To reclassify NeighborCare’s delivery expenses out of cost of sales and into selling, general and administrative expenses.

(a2)	To reclassify NeighborCare’s nonproduction depreciation and amortization to selling, general and administrative expenses.

(b)	To record the net increase in amortization expense related to the estimated increase in separately identifiable intangible assets of approximately $153 million, with an estimated useful life of twelve years, resulting from the NeighborCare acquisition. The Company is currently having a valuation of identifiable intangible assets performed by an independent valuation firm, so the final identifiable intangible assets and related amortization expense are subject to change based on the outcome of the valuation work.

(c)	To (increase) / decrease interest expense for the following:

	Nine Months Ended September 30, 2005	Twelve Months Ended December 31, 2004
(i) Reduce interest expense for the payoff of certain Omnicare, Inc. and NeighborCare, Inc. debt, relating to refinancing activities associated with the NeighborCare acquisition, as if it had been repaid as of January 1, 2004. This reduction includes normal interest expense, amortization of deferred financing fees and commitment fees; less deferred financing fees written off	$26,774	$24,068
(ii) Record interest expense at 4.49% for the five-year revolving credit facility and the five-year senior term A facility, and 4.55% for the 364-day facility, relating to the $2,225,232 of debt borrowed on the $2.9 billion commitment letter to fund the NeighborCare acquisition, and assumed to be outstanding at January 1, 2004 (annual interest expense would change by approximately $22,252 for each 1% change in the interest rate)	(57,415)	(100,753)
(iii) Record interest expense for the commitment fee on the undrawn portion of the Company’s five-year revolving credit facility component of its new credit facilities at an assumed rate of 0.175%	(673)	(1,181)
(iv) Record amortization of new debt issuance costs as if the debt was outstanding as of January 1, 2004	(1,567)	(8,647)

	$(32,881)	$(86,513)

(d)	To record the net effect of eliminating NeighborCare’s historical tax provision, establishing NeighborCare’s tax provision at the Company’s effective rate based on its historical results presented and to tax effect the net pro forma adjustments at the Company’s effective tax rate.

(e)	The following is a pro forma computation of ratio of earnings to fixed charges to present the pro forma effect of the NeighborCare, Inc. acquisition for the noted periods:

Statement of Pro forma Computation of Ratio of Earnings to Fixed Charges:

	Nine Months Ended September 30, 2005		Twelve Months Ended December 31, 2004
Income from Continuing Operations before Income Taxes and Equity Earnings	$254,749		$274,672
Equity in Earnings of less than 50% owned affiliates	410		503

Income from Continuing Operations before Income Taxes	255,159		275,175
Add Fixed Charges:
Interest Expense	127,306		161,446
Amortization of Debt Expense	3,623		14,506
Interest Portion of Rent Expense	17,349		21,409

Adjusted Income	$403,437		$472,536

Fixed Charges:
Interest Expense	127,306		161,446
Amortization of Debt Expense	3,623		14,506
Interest Portion of Rent Expense	17,349		21,409

Fixed Charges	$148,278		$197,361

Ratio of Earnings to Fixed Charges (i)	2.7	x	2.4	x

(i)	The ratio of earnings to fixed charges has been computed by adding income before income taxes and fixed charges to derive adjusted income, and dividing adjusted income by fixed charges. Fixed charges consist of interest expense on debt (including the amortization of debt expense) and one-third (the proportion deemed representative of the interest portion) of rent expense.